                                                                   Exhibit 99.j


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Scudder PreservationPlus Income Fund - Class A Shares Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 95 to the Registration Statement (Form N-1A) (No. 33-07404) of BT Investment Funds of our reports dated October 26, 2001, included in the 2001 Annual Report to shareholders of PreservationPlus Income Fund.


ERNST & YOUNG LLP


Philadelphia, Pennsylvania
November 22, 2002